                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                 Date of Report
                                  June 24, 1999



                        VOICESTREAM WIRELESS CORPORATION
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


                                   Washington
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)




       000-25441                                           91-1956183
------------------------                      ---------------------------------
(Commission File Number)                      (IRS Employer Identification No.)




                              3650 131st Avenue SE
                               Bellevue, WA 98006
                    ----------------------------------------
                    (Address of Principal Executive Offices)
                                   (Zip Code)

       Registrant's telephone number, including area code: (425) 586-8700
                                                          -----------------



--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5. OTHER EVENTS

On June 23, 1999, VoiceStream Wireless Corporation issued the following press release:

FOR IMMEDIATE RELEASE

 VOICESTREAM WIRELESS AND OMNIPOINT ANNOUNCE MERGER AGREEMENT TO MERGE AT 0.825
     VOICESTREAM SHARES PLUS $8 IN CASH FOR EACH OMNIPOINT SHARE HUTCHISON
           TELECOMMUNICATIONS LIMITED INVESTS ADDITIONAL $957 MILLION

        Bellevue, Wash. and Bethesda, Md. (June 23, 1999) -- VoiceStream Wireless Corporation (NASDAQ: VSTR), and Omnipoint Corporation (NASDAQ: OMPT) announced today that their respective Boards of Directors have unanimously approved a definitive agreement to merge. VoiceStream also announced today that Hutchison Telecommunications PCS (USA) Limited (Hutchison USA), a subsidiary of Hutchison Telecommunications Limited and a shareholder in VoiceStream, has committed to make an additional cash investment of $957 million into the combined company. In addition, VoiceStream announced today that Cook Inlet Region Inc. (CIRI) has agreed to make an investment in a newly created joint venture owned 50.1% by CIRI and 49.9% by VoiceStream, in order to acquire the designated entity licenses held by Omnipoint Corporation. The total value of these transactions is over $9 billion.

        "The combination of VoiceStream Wireless and Omnipoint brings together two major providers of GSM (Global System for Mobile Communications) in the United States making the combined company one of the largest licensees in the world employing GSM technology" said John W. Stanton, chairman and chief executive officer of VoiceStream Wireless. "After the merger the combined company, together with CIRI, will have licenses to provide service to over 175 million people with operating systems from New York to Hawaii. With licenses in 17 of the top 25 markets, the combined company together with CIRI will be one of the major providers of telecommunications services in the country."

        "This merger brings together two great companies, Omnipoint and VoiceStream" said Doug Smith, chairman and chief executive officer of Omnipoint. "The combined company provides service to over one million customers. As the second largest PCS license holder and the fourth largest wireless company in the United States in terms of people in licensed areas, the combined company will reap the benefits of increased scale and scope. The combination of our two companies will be beneficial for consumers and will create opportunities for both employees as well as shareholders as the new business competes in the telecommunications marketplace."

        "Hutchison owns interests in wireless systems in twelve countries in five continents. We made our initial investment in VoiceStream in 1997" a Hutchison Whampoa spokesman said. "Through our association with VoiceStream Wireless we are excited about this unique opportunity to participate in the current rapid growth in wireless telecommunications in the United States. The U.S. mobile market is one


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of the largest and most exciting growth opportunities in the world today for digital mobile communications. Following the merger, VoiceStream will be the largest GSM operator in the country. As VoiceStream's largest shareholder both before and after the merger, the investment represents a significant step in expanding Hutchison's global presence in the mobile communications business."

        "We are excited to participate in this transaction with VoiceStream and Omnipoint," said Carl H. Marrs, president and chief executive officer of CIRI. "With this transaction, and the recent PCS auction results, CIRI becomes one of the nation's most significant Designated Entity providers of PCS service. This helps fulfill the FCC's and Congress' goals for this important program."

VOICESTREAM AND OMNIPOINT MERGER

        VoiceStream Wireless and Omnipoint Corporation will enter into a merger in which VoiceStream will exchange 0.825 shares of VoiceStream common stock plus $8.00 in cash for every share of Omnipoint common stock. There will be a cash or share election option available to shareholders of Omnipoint subject to proration. VoiceStream said that it expects the stock portion of the offer will be tax-free to Omnipoint shareholders. This merger is subject to shareholder approval as well as federal, state, and other regulatory approvals including those of the Federal Communications Commission, and the Department of Justice. Major shareholders have agreed irrevocably to vote for the merger. VoiceStream also has committed to invest $150 million in Omnipoint prior to the close of the merger, including approximately $100 million to be provided immediately. The merger is expected to close in the fourth quarter of 1999.

HUTCHISON USA INVESTMENT

        Hutchison USA will be making an investment of $957 million into the combined company for common and convertible preferred securities. The preferred provides for a 2.5% cumulative dividend payable at maturity (40 years) and if converted all accrued dividends will be canceled. A component of this investment will be used as interim financing to purchase $150 million of convertible preferred stock of Omnipoint on the same terms as VoiceStream, of which approximately $100 million will be provided immediately, which upon closing will be converted into equity of VoiceStream. The remaining $807 million will be invested into the combined company upon the closing of the merger. Hutchison USA is currently the largest shareholder of VoiceStream stock, owning 24% of the company. Pro forma for the merger and its additional investment, Hutchison USA will own approximately 30% of the combined company on the exercise of certain conversion rights.

CIRI INVESTMENT

        CIRI and VoiceStream will form new joint ventures to acquire certain designated entity communications licenses from Omnipoint upon closing of the merger. CIRI will own 50.1% interest and


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VoiceStream will own the remaining 49.9% of the ventures. CIRI and VoiceStream have two existing joint ventures and have been successfully working together since 1995.

MANAGEMENT

        John W. Stanton will remain the chairman and chief executive officer of VoiceStream. Doug Smith, the current chairman of Omnipoint, will become a vice chairman of VoiceStream, will continue as chairman of Omnipoint Technologies, and will also lead the development of a wireless data strategy for the combined company.

        Based in Bellevue, Wash., VoiceStream Wireless Corp. is a leading provider of wireless communications services in the western United States including Denver, Phoenix, Seattle, Salt Lake City, and Portland. VoiceStream Wireless currently provides personal communications service using the globally dominant GSM technology in eleven U.S. markets. In conjunction with joint ventures, VoiceStream currently provides PCS service in four additional markets. Goldman, Sachs & Co. acted as advisor to VoiceStream Wireless.

        Founded in 1987, Omnipoint is a leader in commercializing PCS. Omnipoint currently provides advanced wireless communications services in the eastern United States, including New York, Philadelphia, Boston, Miami, and Detroit. Omnipoint Technologies, Inc. is a leading developer and supplier of wireless communication technologies, products and engineering services. Allen & Company and Lehman Brothers acted as advisors to Omnipoint Corporation.Hutchison Whampoa Limited, a conglomerate headquartered in Hong Kong, is engaged in five core businesses: telecommunications; ports and related services; property development and holdings; retail, manufacturing and other services; and energy and infrastructure. In the international telecom arena, Hutchison owns approximately 44% of Orange plc, which operates the fastest growing PCS network in the United Kingdom and telecom businesses in France, Germany, Switzerland, Austria and Belgium. Hutchison also operates telecom businesses in Hong Kong, Australia, Israel, India, Singapore, Thailand, Malaysia, Indonesia, Sri Lanka and Ghana. Chase Securities Inc. acted as advisor to Hutchison USA.

        CIRI, based in Anchorage, Alaska, is an Alaska Native regional corporation with investments in nationwide communications, tourism, real estate, and construction and equipment services. CIRI is owned by 6,900 Alaska Native shareholders of Eskimo, Indian, and Aleut descent.

FOR FURTHER INFORMATION CONTACT:

Ken Prussing                             Laura Knight
VoiceStream Wireless Corporation         Omnipoint Investor Relations
(425) 586-8072                           (301) 951-2517
ken.prussing@VoiceStream.com             lknight@omnipoint-corp.com
www.voicestream.com                      www.omnipoint.com


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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       VOICESTREAM WIRELESS CORPORATION

                                       Dated:  June 24, 1999

                                       By   /s/ Alan R. Bender
                                          -------------------------------
                                       Alan R. Bender
                                       Executive Vice President,
                                       General Counsel and Secretary